                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of Earliest Event Reported): March 10, 2000

                           RENAISSANCE WORLDWIDE, INC.
               (Exact name of registrant as specified in charter)

   MASSACHUSETTS                        0-28192                     04-2920563
(State or other jurisdiction    (Commission File Number)        (I.R.S. Employer
  of incorporation)                                          Identification No.)


     52 Second Avenue, Waltham, MA                                     02451
    (Address of principal executive offices)                       (Zip Code)


       Registrant's telephone number, including area code: (781) 290-3000



                           This is page 1 of 4 pages.
                        Exhibit Index appears on page 3.
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Item 2:  Acquisition or Disposition of Assets

     On March 10, 2000, Renaissance Worldwide, Inc. (the "Company")sold all of the outstanding stock of Renaissance Worldwide Strategy, Inc. ("Strategy") for $65 million in cash to Rome Acquisition Corp. ("Rome"), a subsidiary of Behrman Capital II, L.P. ("Behrman"), pursuant to a Stock Purchase Agreement dated as of February 29, 2000 (the "Agreement") among the Company, Strategy, Rome and Behrman (collectively with Rome, the "Purchasers"). Strategy is the corporate entity comprising the Company's Business Strategy Group, which is involved in providing strategy development and implementation consulting services to large organizations, primarily in the global telecommunications, computing and energy industries, at the senior executive or board level.

     The purchase price was determined pursuant to arms-length negotiations.

     On March 14, 2000, the Company issued a press release announcing the Closing. The information contained in the press release is incorporated herein by reference. The press release is filed herewith as Exhibit 99.1.

     The foregoing description is qualified in its entirety by reference to the Stock Purchase Agreement, a copy of which is filed herewith as Exhibit 2.1.


Item 7:  Financial Statements, Pro Forma Financial Information and Exhibits

(c)  Exhibits.
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EXHIBIT INDEX

Listed below are all Exhibits filed as part of this Report. One exhibit is incorporated herein by reference to Renaissance Worldwide, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 25, 1999.

2.1(1) Stock Purchase Agreement, dated as of February 29, 2000, between the
       Company, Rome Acquisition Corp. and Behrman Capital II, L.P.

99.1   Press Release of the Company dated as of March 14, 2000.





















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(1)  Filed as an Exhibit to Renaissance Worldwide, Inc.'s Annual Report Form
     10-K for the fiscal year ended December 25, 1999 (File No. 0-28192).
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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                RENAISSANCE WORLDWIDE, INC.


                                                By: /s/ Joseph F. Pesce
                                                   -----------------------------
                                                Name: Joseph F. Pesce
                                                Title: Chief Financial Officer


Date:  March 24, 2000